Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-51585, 333-100224 and 333-117258 on Form S-8 of our report dated June 28, 2006, appearing in this Annual Report on Form 11-K of The Pep Boys Savings Plan for the year ended December 31, 2005.

/s/Deloitte & Touche LLP
Philadelphia, Pennsylvania
June 28, 2006